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                                                                    EXHIBIT 10.6

                           HILLMAN INVESTMENT COMPANY
                        EMPLOYEE SECURITIES PURCHASE PLAN

                                   ARTICLE 1

                                 PURPOSE OF PLAN

                  This Employee Securities Purchase Plan (this "Plan") of Hillman Investment Company, a Delaware corporation (the "Company"), adopted by the Board of Directors of the Company on March 31, 2004, is for certain executives and other key employees of the Company and its subsidiaries and is intended to foster and promote the long-term financial success of the Company and its subsidiaries and materially increase stockholder value by (a) motivating superior performance by encouraging and providing for the acquisition of an ownership interest in the Company by executives and employees and (b) enabling the Company's subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. The Plan became effective as of the date of approval by the Board of Directors set forth above and, unless sooner terminated pursuant to the terms hereof, the Plan shall terminate on March 31, 2014 (the "Termination Date").

                  All securities purchased under the Plan are intended to qualify for an exemption (the "Exemptions") from the registration requirements
(i) under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 701 of the Act and (ii) under applicable state securities laws. In the event that any provision of the Plan would cause any securities purchased under the Plan to not qualify for any Exemptions, the Plan shall be deemed automatically amended to the extent necessary to cause all securities purchased under the Plan to qualify for such Exemptions.

                                    ARTICLE 2

                                   DEFINITIONS

                  2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

                  2.2      "Board" means the Board of Directors of the Company.

                  2.3 "Class A Preferred Stock" means the Company's Class A Preferred Stock, par value $0.01 per share.

                  2.4 "Committee" means the compensation committee of the Board.

                  2.5 "Employee" means any present or future officer or other key employee of the Company, its parents or its subsidiaries, as may be selected in the sole discretion of the Committee.

                  2.6 "Executive Securities" means any Options and the shares of Class A Preferred Stock issued upon exercise thereof issued under this Plan.

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                  2.7      "Participant" means an Employee, selected by the
Committee in its sole discretion, who purchases Executive Securities under this Plan.

                  2.8 "Plan" means this Hillman Investment Company Employee Securities Purchase Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.

                  2.9 "Stockholders Agreement" means the Stockholders Agreement, dated as of March 31, 2004, among the Company and its stockholders, as amended from time to time in accordance with its terms.

                  2.10 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.

                                   ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION

                  Only those Employees who are selected by the Committee in its sole discretion may participate in this Plan.

                                   ARTICLE 4

                                 ADMINISTRATION

                  4.1 Power to Sell Securities and Establish Terms. The Committee shall have the discretionary power and authority to sell to any Employee any Executive Securities at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Executive Securities sold under this Plan shall be subject to such terms of, and evidenced by, an Executive Securities Agreement (as defined below).

                  4.2 Administration. The Committee shall be responsible for the administration of this Plan. The Committee shall have discretionary power and authority to prescribe, amend and rescind rules, procedures and regulations relating to this Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret this Plan and to make all other determinations necessary or advisable for the administration and interpretation of this Plan and to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee in good faith pursuant to the provisions of this Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith.

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                                   ARTICLE 5

                           SECURITIES SUBJECT TO PLAN

                  5.1 Options to Purchase Shares of Class A Preferred Stock. Options to purchase shares of Class A Preferred Stock may be granted under this Plan (the "Options"), and the aggregate number of shares of Class A Preferred Stock with respect to which the Options may be granted and which may be issued upon the exercise thereof shall not exceed 4,836 shares.

                  5.2 Stockholders Agreement. All of the Executive Securities issued under this Plan shall be, in all respects, subject to the terms of the Stockholders Agreement.

                                   ARTICLE 6

                              SECURITIES OFFERINGS

                  6.1 Sale of Securities. The Executive Securities may be sold to Participants at such time or times as shall be determined by the Committee. The Committee shall determine the number of Executive Securities, if any, to be offered for sale to a Participant. Each sale shall be evidenced by an executive securities agreement (the "Executive Securities Agreement") that shall be in substantially the form of the Executive Securities Agreement attached hereto as Exhibit A, subject to such changes not inconsistent with this Plan as the Committee shall determine, in its good faith judgment, to be equitable and appropriate.

                  6.2 Offering Terms. All Executive Securities sold under this Plan shall be sold on the terms set forth in the Executive Securities Agreement.

                  6.3 Repurchase of Securities. Any Executive Securities granted hereunder shall be subject to the repurchase rights set forth in the Executive Securities Agreement.

                                   ARTICLE 7

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

                  The Committee may at any time terminate or suspend this Plan and from time to time amend or modify this Plan, except that it may not, without further approval by Code Hennessy & Simmons IV LP, in its capacity as a stockholder and, for so long as Ontario Teachers' Pension Plan Board, an Ontario corporation ("Teachers"), owns Stockholder Shares (as defined in the Stockholders Agreement) and shares of Hillman Common Stock (as defined in the Stockholders Agreement) and Hillman Preferred Stock (as defined in the Stockholders Agreement) with an aggregate Original Cost (as defined in the Stockholders Agreement) to Teachers of at least $25,000,000, Teachers, (a) increase the maximum number of Executive Securities available for issuance under this Plan or (b) extend the term of this Plan. No Executive Securities shall be issued hereunder after the Termination Date or the termination of this Plan by the Committee, whichever is earlier.

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                                   ARTICLE 8

                            MISCELLANEOUS PROVISIONS

                  8.1 Nontransferability of Securities. The Executive Securities purchased under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated unless in accordance with such Participant's Executive Securities Agreement.

                  8.2 No Guarantee of Employment or Participation. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future invitations to purchase additional Executive Securities.

                  8.3 Indemnification. Each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Limited Liability Agreement of the Company (as in effect at the time of the initiation of the claim, action, suit or proceeding giving rise to the right of indemnification), by contract, as a matter of law or otherwise.

                  8.4 No Limitation on Compensation. Nothing in this Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees in cash or property.

                  8.5 Requirements of Law. The issuance of the Executive Securities shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

                  8.6 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

                  8.7 Securities Law Compliance. Instruments evidencing the sale and issuance of Executive Securities may contain such other provisions, not inconsistent with this Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing when he receives Executive Securities that he is acquiring such Executive Securities (unless they are then covered by an effective registration statement filed under the Act) for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such Executive Securities except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the

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Participant. Such Executive Securities shall be transferable only if the proposed transfer shall be permissible pursuant to this Plan, the Executive Securities Agreement and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws.

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                                    EXHIBIT A

                [FORM OF EXECUTIVE SECURITIES AGREEMENT ATTACHED]

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